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                                                                      EXHIBIT 12

                             UTILICORP UNITED INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                          YEARS ENDED DECEMBER 31,
                                       TWELVE MONTHS ENDED  -----------------------------------------------------
                                         MARCH 31, 1995       1994       1993       1992       1991       1990
                                       -------------------  ---------  ---------  ---------  ---------  ---------
Income from continuing operations
 before provision for income taxes...       $ 135,923       $ 143,717  $ 115,889  $  84,541  $ 115,200  $  69,900
Add:
  Interest on long-term debt.........          91,287          89,050     89,243     88,857     65,100     44,200
  Interest on short-term debt and
   other interest expense............          18,090          14,157     12,607     12,729     18,939     20,189
  Portion of rents representative of
   the interest factor...............          15,228          15,329     15,008     14,600      6,548      4,120
                                           ----------       ---------  ---------  ---------  ---------  ---------
Income as adjusted...................       $ 260,528       $ 262,253  $ 232,747  $ 200,727  $ 205,787  $ 138,409
                                           ----------       ---------  ---------  ---------  ---------  ---------
Fixed Charges
  Interest on long-term debt.........       $  91,287       $  89,050  $  89,243  $  88,857  $  65,100  $  44,200
  Interest on short-term debt and
   other interest expense............          18,090          14,157     12,607     12,729     18,939     20,189
  Portion of rents representative of
   the interest factor...............          15,228          15,329     15,008     14,600      6,548      4,120
                                           ----------       ---------  ---------  ---------  ---------  ---------
Fixed Charges........................       $ 124,605       $ 118,536  $ 116,858  $ 116,186  $  90,587  $  68,509
                                           ----------       ---------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES...            2.09            2.21       1.99       1.73       2.27       2.02
                                           ----------       ---------  ---------  ---------  ---------  ---------
                                           ----------       ---------  ---------  ---------  ---------  ---------
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